Exhibit 10.45

                                    AGREEMENT

              This AGREEMENT (this "Agreement") is dated as of May ___, 1996, by and among Clearview Cinema Group, Inc., a Delaware corporation ("CCG"), Roxbury Cinema, Inc. ("Roxbury"), F&N Cinema, Inc. ("F&N") and John Nelson, Seth Ferman, and Pamela Ferman (collectively, the "Stockholders")

              The CCG and CCC Washington Cinema Corp. ("WCC"), CCC Allwood Cinema Corp., ("ACC"), and CCC New City Cinema Corp., a Delaware corporation ("NCC," and collectively with CCG, WCC, ACC, and NCC, the "Purchasers") and Township of Washington Theater, Inc. ("Washington"), Allwood Clifton Cinema, Inc., ("Allwood"), and New City Cinema, Inc. ("New City," and collectively with Washington and Allwood, the "Sellers") have entered into an Asset Purchase Agreement dated as of the date hereof, pursuant to which the Purchasers have agreed to purchase and the Sellers have agreed to sell substantially all of the assets used by the Sellers in operating certain theaters, all as more fully set forth in the Asset Purchase Agreement.

              The Stockholders are all of the stockholders of Sellers.

              The Stockholders own all of the shares of (i) Roxbury which corporation owns and operates the Cinema Ten Succasunna theater (the "Succasunna Theater") and (ii) F&N which corporation owns and operates the Parsippany Twelve theater (the "Parsippany Theater" and together with the Succasunna Theater, the "Retained Theaters"). The Stockholders together with Roxbury and F&N are sometimes referred to herein collectively as the "Transferors", or individually as a "Transferor".

              The Asset Purchase Agreement requires as a condition to closing thereunder that the Stockholders shall have entered into this Agreement granting to CCG a right of first refusal to purchase the Retained Theaters.

              In consideration of $200,000 paid to the Stockholders, the receipt of which is hereby acknowledged, the parties, each intending to be legally bound hereby, agree as set forth below:

              1. Transfer Restriction. No Transferor shall sell, alienate or otherwise transfer (collectively a "Transfer") nor permit any corporate Transferor in which such Transferor holds any interest to Transfer any interest in whole or any part in any


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Retained Theater, except in accordance with the terms of this Agreement;
provided, however, that any Transferor may Transfer his, her or its interest to any other Transferor; and further provided that any Transferor may Transfer his or her interest in the Retained Theaters by his or her will but only if, prior to such Transfer, the beneficiary of such Transfer executes and delivers a written agreement, in form and substance reasonably satisfactory to CCG, agreeing to be bound by the terms of this Agreement; and further provided that any Transferor may transfer up to five percent of the capital stock of such Transferor to any employee or independent contractor of such Transferor but only if, prior to such Transfer, the recipient of such Transfer executes and delivers a written agreement, in form and substance reasonably satisfactory to CCG, agreeeing to be bound by the terms of this Agreement.

              2. Right of First Refusal; Notice. If any Transferor shall at any time wish to sell, assign, transfer or otherwise dispose (each a "Transfer") of all or any portion of one or both of the Retained Theaters or shall have received an offer (an "Offer") soliciting such Transfer, such Transferor shall promptly delivery written notice (the "Notice") of the terms of such Transfer, together with a copy of the Offer, if any, to CCG. In the event that the Offer encompasses other property in addition to the Retained Theaters, the Notice shall be limited to the part of the Retained Theaters that is included in the Offer, on such terms as apply to the Retained Theater(s) or that portion thereof and at such price as shall be reasonably allocated to the Retained Theaters.

              3. Exercise. Within the ten day period (the "Exercise Period") commencing with the date of delivery of the Notice to CCG, CCG may notify the Transferors in writing of its election (the "Exercise Election") to exercise the right of first refusal and to purchase the interest in the Retained Theater(s) on terms, conditions, limitations, and restrictions identical to those set forth in the Notice. If CCG shall exercise its right of first refusal the Transferors shall sell, grant, and convey, and CCG shall purchase such portion of the Retained Theaters as is the subject of the Notice.

              4. Access. During the Exercise Period, the Transferors shall provide to CCG, and such employees, agents, and other representatives as CCG shall designate, unobstructed access during normal working hours to all parts of the Retained Theater(s) that is subject to the Offer for the purpose of conducting due diligence. The Transferors shall provide to CCG such information and assistance as shall reasonably be requested.

              5. Procedure. (a) Immediately upon delivery of the Exercise Election, CCG shall deposit with John Nelson, as agent for the Transferors (or such other person as shall be identified


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to CCG in writing signed by each party (other than CCG) to this Agreement), a cash amount (the "Initial Deposit") equal to 1% of the purchase price set forth in the Notice.

              (b) At the earlier of (i) thirty days thereafter or (ii) the signing of definitive transaction documents as provided in section 5(c), CCG shall deposit with such person as shall be named in a writing signed by all of the Transferors, an additional amount (the "Deposit") equal to 9% of the purchase price set forth in the Notice.

              (c) the definitive deal documents shall provide terms (including but not limited to purchase price and closing date) and conditions, representations, warranties, and covenants, and provisions for indemnification ("Deal Terms") identical to those in the Offer to the extent present in the Offer and for those Deal Terms not present in the Offer substantially similar to those contained in the Asset Purchase Agreement dated as of May 29, 1996 among Clearview Cinema Group, Inc., CCC Washington Cinema Corp., CCC Allwood Cinema Corp., CCC New City Cinema Corp., Township of Washington Theater, Inc., Allwood Clifton Cinema, Inc., and New City Cinema, Inc.

              (d) The Inital Deposit and the Deposit shall be retained by the Transferors only in the event that (i) CCG is unwilling or unable to close the transactions described in the definitive acquisition agreements and (ii) it is not the case that (A) such unwillingness or inability to close is caused by any of the Transferors unwillingness or inability to close, (B) any of the Retained Theaters landlords or existing mortgagees with regard to the fee interest, as the case may be, have not provided timely consents to assignments of the real property leases to the subsidiaries of CCG, timely consents to leasehold mortgages in favor of CCG's lender, timely estoppel certificates, timely non-disturbance agreements or any other document reasonably requested by CCG and its lenders in connection with the assignment of such leases or such lender's security interest in such leases (C) there has occurred a material adverse change in any of the Retained Theater's business, financial condition or prospects after the date of the latest financial statements provided to CCG prior to the delivery by CCG of the Initial Deposit (D) any material or information provided by the Transferors to CCG shall be or have been materially incorrect or misleading or (E) any of the Transferors shall have breached in any material respect any representation, warranty or covenants or conditions set forth in the definitive acquisition agreements.

              6. Sale to Other Persons. In the event that CCG does not deliver written notice exercising its option within the Exercise Period, the Transferors may Transfer the interest in the Retained Theaters only upon same terms as those stated in the Notice to the entity set forth in the Notice; provided, however,


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that a difference between the purchase price set forth in the definitive acquisition documents as executed and delivered by the Transferors and the purchase price as set forth in the Notice that is less than 10% of the purchase price shall not be considered a difference for the purpose of this Section 6.

              7. Term. This Agreement shall terminate on the third anniversary of the date hereof, unless such date shall fall within an Exercise Period commenced by a Notice delivered to CCG in which case the term of this Agreement shall be automatically extended until the termination of such Exercise Period.

              8. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

              9. Specific Performance. The parties hereto acknowledge and agree that this Agreement may be enforced in a court of competent jurisdiction by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive and shall be in addition to any remedies that the parties hereto possess.

              10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each party hereto, its heirs, legal representatives, successors and assigns; provided, however, CCG may assign this Agreement only to a wholly-owned subsidiary of CCG.

              11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (except the conflict of law provisions thereof).

              12. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, ii) upon delivery,


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if sent by hand delivery, iii) upon delivery, if sent by prepaid courier, with a record of receipt, or the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

        (a)   if to CCG, to:

              Clearview Cinema Group, Inc.
              7 Waverly Place
              Madison, NJ 07940
              Telecopy: (201) 377-4303
              Attention:  A. Dale Mayo, President

              with a required copy to:

              Warren H. Colodner, Esq.
              Kirkpatrick & Lockhart LLP
              1251 Avenue of the Americas
              45th Floor
              New York, New York 10020
              Telecopy: (212) 536-3901

        (b)   if to any Transferor to:

              John Nelson
              93 Hope Road
              Blairstown, New Jersey 07825

              with a required copy to:

              Jack Wenarsky, Esq.
              225 Route 10
              Succasunna, New Jersey 07876
              Telecopy: (201) 927-5252

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

              13. Modification; Waiver; Remedies Cumulative. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights


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and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

              14. Headings. The headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

              15. Entire Agreement. This Agreement sets forth all of the agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

              16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.


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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.


                                         CLEARVIEW CINEMA GROUP, INC.

                                         By:______________________________
                                                A. Dale Mayo
                                                Title: President


                                         ROXBURY CINEMA, INC.

                                         By:______________________________
                                                Name:
                                                Title:


                                         F&N CINEMA, INC.

                                         By:______________________________
                                                Name:
                                                Title: President

                                         ---------------------------------
                                         John Nelson


                                         ---------------------------------
                                         Pamela Ferman


                                         ---------------------------------
                                         Seth Ferman